                         NEWS RELEASE

Lincoln Financial Group Announces Preliminary Third Quarter 2008 Results
_____________________________________________
Continued strength in core operating fundamentals drives profitable results and positive retirement and insurance net flows

Reduces dividend and reaffirms solid capital and liquidity position

Philadelphia, PA, October 10, 2008 – Lincoln Financial Group (NYSE:LNC) today announced preliminary third quarter results, including an update on the company’s capital and liquidity positions. Net income is expected to be in the range of $120 million to $180 million, or $0.50 to $0.70 per diluted share, for the third quarter of 2008. Income from operations for the third quarter of 2008, is expected to be in the range of $280 million to $320 million, or $1.10 to $1.25 per diluted share, including deferred acquisition cost (DAC) unlocking as a result of the company’s annual assumption and DAC model review.

The table at the end of this release defines and reconciles income from operations per share, a  non-GAAP measure, to net income per share calculated in accordance with GAAP.

Consolidated Retail Retirement and Insurance Deposits and Flows
The company estimates consolidated retail deposits into retirement and insurance products, which include individual annuities, defined contribution plans, individual life insurance, and other wealth accumulation and protection products to be $5.4 billion for the third quarter of 2008, compared to $6.0 billion a year ago. Consolidated retail net flows in retirement and insurance products are expected to be $1.7 billion versus $2.1 billion in the 2007 quarter.

Dennis R. Glass, president and CEO, said, “Even in difficult economic conditions, our core retirement and insurance businesses performed well and we remain well-positioned to execute on our business strategy. While external conditions have pressured our earnings and stock price and have led to higher asset impairments, our liquidity position is strong both at the holding company and within our insurance operations.”

Glass added, “We believe our third quarter excess capital position and the action we are taking to reduce the dividend serve to defend our strong capital base and improve our overall financial flexibility while maintaining a solid dividend for our shareholders.”

Realized and Unrealized Gains and Losses/Impairment Charge
The company expects to report net realized losses on investments and derivatives, including the results of the variable annuity hedge program, in the range of $140 million to $160 million, after tax and DAC, or approximately $0.55 to $0.60 per diluted share, for the third quarter. Gross realized investment losses and impairments were approximately $400 million, pre DAC and tax, the majority of which were concentrated in financial institutions, with the remaining write downs largely attributable to Alt-A residential mortgage backed securities.

The company estimates the net unrealized loss position for available-for-sale securities, including unrealized gains, to be in the range of $1.8 to $2.0 billion, after DAC and tax, at the end of the third quarter. In the third quarter, the gross unrealized loss position increased by approximately $1.9 billion to $4.9 billion, pre DAC and tax, primarily attributable to spread widening as a result of overall illiquidity in the credit markets.

Capital and Dividend Action
Lincoln Financial estimates its excess capital position to be $500 million at the end of the third quarter, which the company believes would support a risk based capital (RBC) position of approximately 385% for its principal insurance subsidiary, The Lincoln National Life Insurance Company.

The Board of Directors has declared a quarterly dividend on common stock of $0.21 per share to be paid on February 1, 2009 to shareholders of record on January 9, 2009. Assuming the current number of issued and outstanding shares, the reduction from the $0.415 dividend per share paid in recent quarters would add approximately $50 million to capital each quarter. The company believes the combination of strong capital ratios at the end of the third quarter and the action taken to reduce the common dividend are consistent with its commitment to maintain AA ratings, and the company has no current plans to raise equity capital.

Liquidity
Both the holding company and insurance companies have ample liquidity to satisfy their respective obligations. In addition to cash and cash equivalents of approximately $3 billion, the company has diverse sources of liquidity including revolving credit facilities of over $1 billion, securities lending capacity, and borrowing capacity from the Federal Home Loan Bank.  Steady earnings and cash flow from insurance and non-insurance subsidiaries also support holding company liquidity needs. Lincoln has $120 million of commercial paper outstanding at the end of the third quarter and has adequate liquidity on hand to retire these maturities if necessary. The company has approximately $430 million outstanding under its securities lending program, which is invested in high-quality, short-term money market investments.

As of September 30, 2008, the company estimates book value per share to be in the range of $44 to $45, excluding AOCI, and $36 to $38, including AOCI. The company repurchased approximately 1 million shares in the third quarter at a total cost of $50 million and is suspending repurchase activity for the remainder of 2008 while monitoring overall capital conditions.

Lincoln Financial will update its 2008 guidance in its third quarter earnings release and conference call.

The data presented and the statements made in this release represent estimates and are based on information available at this time. As the company is still refining its estimates, including those related to prospective DAC unlocking in the Life Insurance segment, the company’s actual financial results for the quarter may differ materially from its preliminary estimates. Management will continue to monitor conditions, given the turbulent capital markets and developing economic environment. Please see the Forward-Looking Statements – Cautionary Language that follow for factors that may cause actual results to differ materially from our current expectations.

The company will report its third quarter earnings after market close on Tuesday, October 28, 2008. A conference call is scheduled for Wednesday, October 29, 2008, at 11:00 a.m. ET to discuss the third quarter earnings and related matters for the company and its business segments. Earnings material, including the third quarter 2008 Earnings Release and Statistical Supplement, will be made available through www.LincolnFinancial.com/investor after market close on Tuesday, October 28, 2008.

Interested persons are invited to listen through the internet. Please visit www.LincolnFinancial.com/webcast at least fifteen minutes prior to the event to register, download and install any necessary streaming media software.

Interested persons may also listen to the call by dialing the following numbers:

Dial:	(877)-723-9502 (Domestic)

(719)-325-4797 (International)

Ask for the Lincoln National Conference Call.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia region, the companies of Lincoln Financial Group had assets under management of $221 billion as of June 30, 2008. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services. Affiliates also include: Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; and Lincoln UK. For more information, including a copy of our most recent SEC reports containing our balance sheets, please visit www.LincolnFinancial.com.

Contacts:	Jim Sjoreen	Laurel O’Brien
	484 583-1420	215 255-1520
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com

Definition of Income (Loss) from Operations
Income (loss) from operations, as used in the earnings release, is a non-GAAP financial measures and is not a substitute for net income (loss), calculated using GAAP measures.  Income (loss) from operations represents after-tax results excluding, as applicable, income (loss) from the initial adoption of changes in accounting principles, income (loss) from reserve changes (net of related amortization) on business sold through reinsurance, losses on early retirement of debt, including subordinated debt, income (loss) from discontinued operations, and losses from the impairment of intangible assets and realized gains and losses associated with the following: sale or disposal of securities; impairments of securities; change in the fair value of embedded derivatives within certain reinsurance arrangements and the change in the fair value of related trading securities; change in the fair value of the embedded derivatives of our guaranteed living benefits within our variable annuities net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative; net difference between the benefit ratio unlocking of SOP 03-1 reserves on our guaranteed death benefit riders within our variable annuities and the change in the fair value of the derivatives excluding our expected cost of the hedging instruments; and changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products as required under SFAS 133/157.

	Range
Net Income Earnings Per Share (diluted)	$0.50	$0.70
Less:
Excluded realized gain (loss)	$0.60	$0.55
Income From Operations Earnings Per Share (diluted)	$1.10	$1.25

Forward-Looking Statements—Cautionary Language

Certain statements made in this release and in other written or oral statements made by Lincoln or on Lincoln's behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe", "anticipate", "expect", "estimate", "project", "will", "shall" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results, and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln's products, the required amount of reserves and/or surplus, or otherwise affect its ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries, and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of Lincoln's fixed annuity and life insurance businesses and demand for Lincoln's products;
•
A decline in the equity markets causing a reduction in the sales of Lincoln's products, a reduction of asset-based fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln's variable annuity products;

•
Ineffectiveness of Lincoln's various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln's assumptions used in pricing its products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of investor-owned life insurance business;

•
Changes in GAAP that may result in unanticipated changes to Lincoln's net income, including the impact of Statement of Financial Accounting Standards No. 157, "Fair Value Measurements," and SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities;"

•
Lowering of one or more of Lincoln's debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on Lincoln's ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of Lincoln's insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln's companies requiring that Lincoln realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln's ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions, including Lincoln's ability to successfully integrate Jefferson-Pilot's businesses, to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

•	The adequacy and collectibility of reinsurance that Lincoln has purchased;
•	Acts of terrorism, war or other man-made and natural catastrophes that may adversely affect Lincoln's businesses and the cost and availability of reinsurance;
•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

•
The unknown impact on Lincoln's business resulting from changes in the demographics of Lincoln's client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers;
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results; and

•
Continued economic declines and credit market volatility that could cause us to realize additional impairments on investments and certain intangible assets which may reduce earnings and affect our financial condition and ability to raise capital.

The risks included here are not exhaustive. Lincoln's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln's business and financial performance. Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of the release.